UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2009

CHINA HEALTH CARE CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-127016
(Commission File Number)

98-0463119
(IRS Employer Identification No.)

Room 904, Tung Wai Commercial Building, 109-111 Gloucester Road, Wan Chai Hong Kong
(Address of principal executive offices and Zip Code)

(852)-2511-8008
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Kenneth K. Lee is appointed as the Chief Executive Officer for the Company effective immediately.

Doctor Xiu-Shang Cheng is appointed as the Executive Chairman for the Company effective immediately.

Effective immediately, Mr. Faith Lam resigns as our Acting Chief Executive Officer, Mr. Lam will continue as our Vice President (Accounting & Procurement) and Acting Chief Financial Officer.

Kenneth K. Lee, Chief Executive Officer
M.D. (USA), MBA (USA), MPH (USA), CMCM (USA), CPE (USA), FAAFP (USA)

Dr. Lee has twenty plus years of senior healthcare experiences from the various sectors of the healthcare industry in the U.S.A and P.R.C. Dr. Lee's M&A experiences started with LBO of a U.S. single specialty group practice and eventual growth and strategic vertical integration with the seventh largest faith based hospital system in USA to form a 125-physicians Integrated Delivery System Primary Care Network. Dr. Lee is also experienced in small hospital start-up in Asia thru his tenure as the Chief Operating Officer for University Hospital in Macao whereby he commissioned the Western medicine division. Dr. Lee’s other USA senior hospital experiences included serving as the Board of Managers for Northern Ohio Alliance for Health, Ltd, an eleven hospitals coalition in Northwestern Ohio, to provide managed care leadership.

Before joining UPMG and served as the Chief Operating Officer, he was the Founder and Chief Executive Officer of American-Sino Internationalization Consulting and Managing, Ltd, a PRC WOFE. He also served as Medical Director of Huashan Hospital American-Sino OB/GYN Services (ASOG) in Shanghai and Senior Management Consultant for ASOG in Beijing. Prior to moving to China, he was the Regional Care Management Medical Director for United Health Group, the largest USA health insurance company. Dr. Lee is further experienced in training international physician to American standard of care through his tenure as the Director of accredited residency training program in Chicago with the Resurrection Healthcare System.

Dr. Lee is board certified in Family Medicine, Medical Administration and Managed Care in the United States. Dr. Lee obtained his medical degree from Medical University of Ohio and his dual Master degrees in business administration and public health from University of South Florida.

Xiu-Sheng Cheng, Executive Chairman
B.M. (P.R.C. Fudan), MBA (P.R.C. Fudan)

Doctor Xiu-sheng Cheng has over 26 years of China healthcare experiences in clinical medicine, healthcare administration and management for various hospitals, health bureau administrative organizations and medical foundations. Prior to 2003, he was the Executive Vice Secretary-General and one of the Founders of International Medical Network Center (IMNC) of the China Medical Foundation whereby he put together a national network of 280 Chinese hospitals. Doctor Cheng was also the Deputy General Manager of Shanghai Distance Learning Medical Network Co., Ltd., and the Information Center of Shanghai Health Bureau. Doctor Cheng was the Vice President of American Brother Industrial Co., Ltd. and concurrent board member and Vice President of Shanghai Huawang Technic & Trade Co., Ltd. In the early 1990s, he undertook the positions of Doctor-in-charge and Deputy Director in Health Bureau administrative organizations and Class3A hospitals.

Doctor Cheng graduated from the top Fudan University in Shanghai with a Bachelor degree of Social Medicine and Healthcare Administration and a MBA degree of Healthcare Economics.

Family Relationships

There are no family relationships with Dr. Lee or Mr. Cheng or any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years and in which, to our knowledge, Dr. Lee or Mr. Cheng has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH CARE CORPORATION

By:	/s/ Kenneth K. Lee
Kenneth Lee
Chief Executive Officer

Dated: September 25, 2009